RECEIVED
JAN 4 [illegible]
DEPARTMENT OF STATE
STATE OF COLORADO

FILED
COLO. DEPT. OF STATE
532377 4238

RESTATED ARTICLES OF INCORPORATION FOR HYDRO-SEEK, INC.

KNOW ALL MEN BY THESE PRESENTS: That the undersigned incorporators, being natural persons of the age of twenty-one (21) years or more and desiring to form a body corporate under the laws of the State of Colorado, do hereby sign, verify and deliver in duplicate to the Secretary of State of Colorado, these Articles of Incorporation.

ARTICLE I
NAME

The name of the Corporation shall be HYDRO-SEEK, INC.

ARTICLE II
DURATION

The duration of the Corporation shall be perpetual.

ARTICLE III
PURPOSES FOR WHICH ORGANIZED

The objects and purposes for which the Corporation is organized and the nature of the business to be carried on by it are as follows:

1. The acquiring of real property including water and water rights, mineral rights, oil and gas properties, developmental rights and all rights appurtenant to real property for agricultural and other purposes including the investment and/or resale of all or partial interests to the recreational, developmental, natural resources and all general uses to which real property may be utilized. Also, the acquisition of merging, reorganizing and all other related matters, of other companies.

2. To purchase, lease, construct or otherwise acquire and to own, use, enjoy, operate, lease, mortgage, pledge, sell and otherwise dispose of and generally to deal with and in real, personal and mixed property of every kind and description.

3. To borrow money, to mortgage and/or pledge as security therefor, any and all property of the company, real, personal or mixed, to deal in the assets of the company, to lend money; to acquire, buy, sell, own, assign, pledge and deal in stocks, bonds, debentures, and other securities of this Corporation and of other corporations or individuals; to acquire, purchase, hold, lease, use, sell, convey, mortgage, pledge, manage for others to deal in commodities, to buy and sell commodities, and otherwise dispose of lands, water rights and other property, real, personal and mixed, of every kind, character and description.

4. To acquire and pay for in cash, stock, bonds or other debentures of this Corporation, or otherwise, the good will, rights, assets and property, and undertaking to assume the whole or any part of the obligations or liabilities of any corporations, associations, or individuals, and to carry on any part of its business through subsidiary corporations, associations, individuals, or other agencies, to contract therewith for the conduct of any part of its business, and to guarantee their obligations, contracts and securities and other agreements.

5. To contract with the United States of America or any of the states or political subdivisions thereof, or with any person or persons in authority of municipalities, boards, bureaus, or

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departments or any political subdivision of any state of the United States of America, or foreign country, or any political subdivision thereof, and all corporations, associations and individuals to the same extent as an individual might or could do in relation to or in connection with any of the objects or purposes of the company, and for such purposes as may be necessary, convenient, advantageous, or incidental to any of the business to be conducted by the company.

6. To guarantee shares of capital stock or any bonds, securities, notes or other evidences of indebtedness or contract obligations created or issued by any other corporation, association or individual and generally to do any and all acts or things desined to protect, preserve, improve and enhance the value of any such shares of capital stock, bonds, securities, notes or other evidence of indebtedness.

7. In general, to carry on any other lawful business whatsoever which may appear to the Corporation capable of being carried on in connection with the foregoing or separately, or calculated directly or indirectly to promote the interests of the Corporation, and to enhance the value of its properties and to do any and all things and to have any and all powers and rights which a natural person could do or would have, and which, under the laws of Colorado may be conferred upon a corporation of like character, and to exercise such powers and rights, as well as the powers and rights hereinabove specifically enumerated in this Article III, in any part of the world.

8. To perform all acts permitted by the present and future laws of the State of Colorado.

The foregoing objects and purposes shall be in no wise limited by reference or inference from the terms of any other clause but shall be regarded as independent; the specific enumeration thereof shall not be construed to limit or restrict in any manner the general powers and rights of the Corporation as provided by law, nor shall the expression of one object or purpose be determined to exclude another or any power although it be of like nature but not expressed.

ARTICLE IV
POWERS

In furtherance of the foregoing purposes and in furtherance of the conduct of all of its business and affairs, the Corporation shall have and may exercise all the rights, powers, and privileges now or hereafter conferred upon corporations organized under the laws of the State of Colorado and all other rights, powers and privileges of any kind whatsoever.

ARTICLE V
CAPITAL

1. Authorized Shares. The aggregate number of shares which the Corporation shall have authority to issue is 30 million shares of common stock, each having no par value, which shares shall be designated "Common Stock."

2. Consideration for Shares. All shares of Common Stock shall be issued by the corporation for cash, property, or services actually performed. All shares shall be fully paid and nonassessable.

3. Dividends. Dividends in cash, property or shares of the Corporation may be paid upon the Common Stock, as and when declared by the Board of Directors, out of funds of the Corporation, to the extent and in the manner permitted by law.

4. Voting Rights; Cumulative Voting. Each outstanding share of Common Stock shall be entitled to one vote and each fractional share of Common Stock shall be entitled to a corresponding fractional vote on each matter submitted to a vote of shareholders. Cumulative voting shall not be allowed in the election of directors of the Corporation.

5. Denial of Preemptive Rights. No holder of any shares of the Corporation, whether now or hereafter authorized, shall have any preemptive or preferential right to acquire any shares or securities of the Corporation, including shares or securities held in the treasury of the Corporation.

6. Distribution in Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, and after paying or adequately providing for the payment of all its obligations, the remainder of the assets of the Corporation shall be distributed, either in cash or in kind, pro rata to the holders of the Common Stock.

7. Partial Liquidation. The Board of Directors may, from time to time, distribute to the shareholders in partial liquidation, out of stated capital or capital surplus of the Corporation, a portion of its assets, in cash or property, subject to the limitations contained in the statutes of Colorado.

ARTICLE VI
REGISTERED OFFICE AND REGISTERED AGENT

The address of the registered office of the Corporation is 1630 Welton Street, Suite 200, Denver, Colorado, 80202. The name of its initial registered agent at such address is Kenneth L. Broadhurst. The Corporation may conduct part or all of its business in any other part of Colorado, or of the United States, or of the World. It may hold, purchase, mortgage, lease and convey real and personal property in any such places.

ARTICLE VII
SHAREHOLDER RIGHTS

The Corporation shall be entitled to treat the registered holder of any shares of the Corporation as the owner thereof for all purposes, including all rights deriving from such shares, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or rights deriving from such shares, unless and until such purchaser, assignee, transferee, or other person becomes the registered holder of such shares, whether or not the Corporation shall have either actual or constructive notice of the interests of such purchaser, assignee, or transferee or other person. The purchaser, assignee, or transferee of any of the shares of the Corporation shall not be entitled: to receive notice of the meetings of the shareholders; to vote at such meetings; to examine a list of the shareholders; to be paid dividends or other sums payable to shareholders; or to own, enjoy and exercise any other property or rights deriving from such shares against the Corporation, until such purchaser, assignee or transferee has become the registered holder of such shares.

ARTICLE VIII
SHAREHOLDER VOTING

1. One-third of the shares entitled to vote represented in person or by proxy shall constitute a quorum at a meeting of shareholders.

2. When, with respect to any action to be taken by shareholders of this Corporation, the laws of Colorado require

the vote or concurrence of the holders of two-thirds of the outstanding shares, of the shares entitled to vote thereon, or of any class or series, such action may be taken by the vote or concurrence of a majority of such shares or class or series thereof.

ARTICLE IX
INITIAL BOARD OF DIRECTORS

The business and affairs of this Corporation shall be under the control and management of a Board of Directors consisting of not less than three (3) nor more than seven (7) members, who need not be stockholders. The following persons are hereby named to manage the affairs of the Corporation, or until their successors may be elected and qualified:

NAME	ADDRESS
Vasil Allabashi	7900 East Berry Place Englewood, Colorado 80111
Lee R. Senter	3130 Ohm Way Denver, Colorado 80209
Kenneth L. Broadhurst	6659 South Piney Creek Circle Aurora, Colorado 80016

ARTICLE X
MEETINGS

Any and all meetings of the stockholders, and of the Board of Directors of the Corporation, may be held within or beyond the limits of the State of Colorado, at such place or places as may be provided in the Bylaws of the Corporation; and the said Board of Directors shall have the power and authority to meet and transact any business of the Corporation requiring action of said Board within the State of Colorado, and in such other states or territories of the United States of America, or in foreign countries, as the exigencies of the Corporation's business may demand, or as may be deemed expedient or convenient; and the proceedings at all such meetings, or any of them, shall have the same binding force and effect as if such meetings were held at the registered office of the Corporation in the State of Colorado.

ARTICLE XI
ADOPTION AND AMENDMENT OF BY-LAWS

The initial By-Laws of the Corporation shall be adopted by its Board of Directors. The power to alter, amend or repeal the By-Laws or adopt new By-Laws shall be vested in the Board of Directors, but the holders of Common Stock may also alter, amend or repeal the By-Laws or adopt new By-Laws. The By-Laws may contain any provisions for the regulation and management of the affairs of the Corporation not inconsistent with law or these Articles of Incorporation.

ARTICLE XII
AMENDMENT OF ARTICLES

The Corporation reserves the right to amend, alter, change, or repeal these Articles of Incorporation, or any provision herein contained, in the manner now or hereafter prescribed by the statutes of the State of Colorado, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE XIII
CORPORATE BUSINESS

1. Right of Directors to Contract with Corporation. No contract or other transaction between the Corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of its directors are directors or officers or are financially interested, shall be either void or voidable solely because of such relationship or interest or solely because such directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or solely because their votes are counted for such purpose if:

A. The fact of such relationship of interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the contract or transaction; or

B. The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent; or

C. The contract or transaction is fair and reasonable to the Corporation.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

2. Corporate Opportunity. The officers, directors and other members of management of this Corporation shall be subject to the doctrine of "corporate opportunities" only insofar as it applies to business opportunities in which this Corporation has expressed an interest as determined from time to time by this Corporation's Board of Directors as evidenced by resolutions appearing in the Corporation's Minutes. Once such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, directors and other members of management of this Corporation shall be disclosed promptly to this Corporation and made available to it, subject to any contracts concerning such areas of interest it may enter into with any officer, director or other member of management. The Board of Directors may reject any business opportunity presented to it and thereafter any officer, director or other member of management may avail himself of such opportunity. Until such time as this Corporation, through its Board of Directors, has designated an area of interest, the officers, directors and other members of management of this Corporation shall be free to engage in such areas of interest on their own and this doctrine shall not limit the rights of any officer, director or other member of management of this Corporation to continue a business existing prior to the time that such area of interest is designated by the Corporation. This provision shall not be construed to release any employee of this Corporation (other than an officer, director or member of management) from any duties which he may have to this Corporation.

ARTICLE XIV
INDEMNIFICATION OF DIRECTORS AND OTHERS

1. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the

Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

2. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending orcompleted action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in the best interest of the Corporation; but no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

3. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits in defense of any action, suit or proceeding referred to in this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

4. Any indemnification under 1 or 2 of this section (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in said paragraphs 1 and 2 of this Article. Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; or, if such a quorum is not obtainable or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

5. Expenses (including attorney's fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final dispositon of such action, suit or proceeding as authorized by the Board of Directors, as provided in paragraph 4 of this section, upon receipt of an undertaking by or on behalf of the director, employee or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the Corporation as authorized in this section.

6. The indemnification provided by this section shall not be deemed exclusive of any other rights to which those indemnified may be entitled under the Articles of Incorporation, any By-law, agreement, vote of shareholders or disinterested directors, or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of heirs, executors and administrators of such a person.

7. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this section.

8. A unanimous vote of all shares entitled to vote thereon shall be required to amend this section.

THESE RESTATED ARTICLES OF INCORPORATION correctly set forth, without change, the corresponding provisions of the Articles of Incorporation as theretofore amended. These Restated Articles of Incorporation supersede the original Articles of Incorporation and all amendments thereto. These Restated Articles of Incorporation have been duly adopted as required by law.

IN WITNESS WHEREOF, the "Restated Articles of Incorporation" have been executed this 29th day of July, 1983.

HYDRO-SEEK, INC.

BY ______________________
FRED G. JAGER,
Vice-President

BY ______________________
KENNETH L. BROADHURST,
Secretary

[NOTARIZATION CONTAINED ON NEXT PAGE]

STATE OF COLORADO)
) ss.
CITY AND COUNTY OF DENVER)

I, the undersigned, a Notary Public, hereby certify that on the 29th day of July, 1983, FRED G. JAGER and KENNETH L. BROADHURST personally appeared before me, who, being first by me duly sworn, severally declared that they are the persons who signed the foregoing Restated Articles of Incorporation, and that the statements contained therein are true.

Witness my hand and official seal. My commission expires May 5, 1986.

Notary Public
Address: 1630 Welton Street
Suite 200
Denver, CO 80202
Telephone: (303) 534-0702

[S E A L]

CHANGE OF NAME

DP-87117856 6

ARTICLES OF AMENDMENT
OF
HYDRO-SEEK, INC.
(A Colorado Corporation)

07-05
Pursuant to Section 7-2-109 of the Colorado Corporation Code, the undersigned corporation adopts the following amendments to its Articles of Incorporation:

FIRST: The name of the Corporation is Hydro-Seek, Inc.

SECOND: The following amendments were adopted by vote of the shareholders of the Corporation sufficient for approval on June 29, 1988, in the manner prescribed by the Colorado Corporation Code:

AMENDMENT TO THE ARTICLES OF INCORPORATION

THIRD: Article I of the Articles of Incorporation is hereby amended to change the name of the Corporation (herein called the "Company"), as follows:

ARTICLE I
NAME

The name of the Corporation shall be ACCELR8 TECHNOLOGY CORPORATION.

FOURTH: This amendment does not provide for any exchange, reclassification or cancellation of issued shares.

FIFTH: This amendment does not effect any change in the Company's stated capital.

Thomas V. Geimer, President

Robert W. Hicker, Secretary

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TR

VERIFICATION

STATE OF COLORADO)
) ss
COUNTY OF ARAPAHOE)

Before me, Rosemarie J. Simone, a Notary Public in and for the said County and State, personally appeared Thomas V. Geimer, who acknowledged before me that he is the President of Hydro-Seek, Inc., a Colorado corporation, and that he signed the foregoing Articles of Amendment as his free and voluntary act and deed for the uses and purposes therein set forth and that the facts contained herein are true.

In witness whereof I have hereunto set my hand and seal this 30th day of June, 19 88.

My Commission Expires August 12, 1991

Rosemarie J. Simone
Notary Public

VERIFICATION

STATE OF COLORADO)
) ss
COUNTY OF ARAPAHOE)

Before me, Rosemarie J. Simone, a Notary Public in and for the said County and State, personally appeared Robert W. Hickler, who acknowledged before me that he is the Secretary of Hydro-Seek, Inc., a Colorado corporation, and that he signed the foregoing Articles of Amendment as his free and voluntary act and deed for the uses and purposes therein set forth and that the facts contained herein are true.

In witness whereof I have hereunto set my hand and seal this 30th day of June, 19 88.

My Commission Expires August 12, 1991

Rosemarie J. Simone
Notary Public

DP 871478566

ARTICLES OF AMENDMENT
TO THE ARTICLES OF INCORPORATION
OF
ACCELR8 TECHNOLOGY CORPORATION
(A Colorado Corporation)

HC85

01-08-92 08:30
921001626 $30.00

Pursuant to Section 7-2-109 of the Colorado Corporation Code, the undersigned Corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the Corporation is Accelr8 Technology Corporation.

SECOND: The Articles of Incorporation of the Corporation are hereby amended by striking in its entirety Subsection (1) of Article V and by substituting in lieu thereof the following:

"1. Authorized Shares. The aggregate number of shares which the Corporation shall have authority to issue is fifty-five million (55,000,000) shares of common stock, each have no par value, which shares shall be designated "Common Stock."

THIRD: The Articles of Incorporation of the Corporation are hereby amended by adding thereto the following new Article XV:

"A director of this corporation shall not be liable to this corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to this corporation or to its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for acts specified in Section 7-5-115 of Colorado Revised Statutes, as amended, (iv) for any transaction from which the director received an improper personal benefit, or (v) the elimination of which would be inconsistent with law on the date the Secretary of State of Colorado issues a certificate of amendment to this corporation's articles of incorporation which includes the provisions of this article. The provisions of this article shall apply to acts or omissions occurring after the issuance by the Secretary of State of Colorado of a certificate of amendment to this corporation's articles of incorporation which includes the provisions of this article. This Article XV shall not be construed to limit or modify in any way any director's right to indemnification or other right whatsoever under these Articles, the Company's Bylaws or the Colorado Corporation Code. If the Colorado Corporation Code hereafter is amended to authorize the further elimination of the liability of directors, then the liability of the Company's directors, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the

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SMS

Colorado Corporation Code as so amended. Any repeal or modification of this Article XV by the shareholders shall be prospective only and shall not adversely affect any limitation on the personal liability of any director existing at the time of such repeal or modification. The affirmative vote of at least a majority of the total voting power shall be required to amend or repeal, or adopt any provision inconsistent with, this Article XV."

FOURTH: At the Corporation's annual meeting of shareholders, held in June 1988, one of the proposals to be voted upon was to approve a change of corporate name from Hydro-Seek, Inc. to Accelr8 Technology Corporation. The proposal was to take effect upon shareholder approval of the name change and filing of an amendment to the Corporation's articles of incorporation. The shareholders voted in favor of the name change by the following vote of shares: 4,642,290 for, 10,000 against, and 13,000 abstentions. Believing that the name change proposal had been approved by a sufficient number of shares voting in favor of that proposal, the Corporation filed with the Colorado Secretary of State an amendment to its articles of incorporation to effect the name change, and the Secretary of State issued a certificate acknowledging the name change as of July 5, 1988.

The Corporation has since discovered that while more than a majority of the shares represented at the meeting voted in favor of the name change, a proposal to amend the articles of incorporation required approval by a majority of the total shares outstanding as of the record date established for that shareholder meeting, and because only 43% of the total shares outstanding as of the record date were voted in favor of the name change proposal, the proposal was not technically approved by the shareholders.

At the Corporation's last annual meeting of shareholders, held on December 16, 1991, a majority of the total shares outstanding as of the record date established for that shareholder meeting ratified the actions of the Corporation in effectuating the name change in July 1988 and otherwise approved the change of corporate name to Accelr8 Technology Corporation. Therefore, the filing of the amendment to its articles of incorporation in July 1988 to reflect the name change was of no effect except for the fact that the Corporation's shareholders have now ratified that July 1988 filing and the change of corporate name.

FIFTH: The foregoing amendments were adopted by the formal action, taken by the shareholders of the Corporation in accordance with Section 7-2-107 of the Colorado Corporation Code at an annual meeting of shareholders on the 16th day of December, 1991.

SIXTH: The number of shares which were represented by the formal action taken by shareholders approving the foregoing amendments was sufficient for approval under the provisions of Section 7-2-107 of the Colorado Corporation Code.

SEVENTH: This amendment does not provide for any exchange, reclassification or cancellation of issued shares.

EIGHTH: This amendment does not effect any change in the Corporation's stated capital.

Robert W. Hickler, President

Thomas V. Geimer, Secretary

VERIFICATION

STATE OF COLORADO)
) ss.
COUNTY OF Arapahoe)

Before me, Lucia Maziar, a Notary Public in and for the said County and State, personally appeared THOMAS V. GEIMER, who acknowledged before me that he is the Secretary of ACCELR8 TECHNOLOGY CORPORATION, a Colorado corporation, and that he signed the foregoing Articles of Amendment to the Articles of Incorporation as his free and voluntary act and deed for the uses and purposes therein set forth and that the facts contained herein are true.

In witness whereof I have hereunto set my hand and seal this 6th day of January, 1992.

My Commission Expires: 8/31/94

Witness my hand and official seal.

Notary Public

STATE OF COLORADO)
) ss.
COUNTY OF Arapahoe)

Before me, Lucia Maziar, a Notary Public in and for the said County and State, personally appeared ROBERT W. HICKLER, who acknowledged before me that he is the President of ACCELR8 TECHNOLOGY CORPORATION, a Colorado corporation, and that he signed the foregoing Articles of Amendment to the Articles of Incorporation as his free and voluntary act and deed for the uses and purposes therein set forth and that the facts contained herein are true.

In witness whereof I have hereunto set my hand and seal this 6th day of January, 1992.

My Commission Expires: 8/31/94

Witness my hand and official seal.

Notary Public

ARTICLES OF AMENDMENT

TO

THE ARTICLES OF INCORPORATION

OF

ACCELR8 TECHNOLOGY CORPORATION

STOCK CHANGE

D1 8714 78566 961150234 C $25.00
SECRETARY OF STATE
11-18-96 15:36

FIRST: The name of the Corporation is Accelr8 Technology Corporation.

SECOND: Immediately upon the effectiveness of this amendment to the Corporation's Articles of Incorporation pursuant to the Colorado Business Corporation Act (the "Effective Date"), the number of authorized shares of Common Stock shall be decreased from 55,000,000 no par value common shares to 11,000,000 no par value common shares.

This amendment shall be effectuated by striking in its entirety Subsection 1 of Article V of the Corporation's Articles of Incorporation and by substituting in lieu thereof the following:

"1. Authorized Shares. The aggregate number of shares which the Corporation shall have authority to issue is eleven million (11,000,000) shares of common stock, each having no par value, which shares shall be designated "Common Stock"."

THIRD: Simultaneously with the Effective Date of this amendment, a reverse stock split in the Common Stock of the Corporation in the ratio of one-for-four shall be effected, subject to certain conditions as described below.

This amendment shall be effectuated by the addition of the following provision to the new Subsection 1 of Article V of the Corporation's Articles of Incorporation set forth above under paragraph SECOND of this amendment:

"Reverse Stock Split. Simultaneously with the effective date of this amendment (the "Effective Date"), each share of the Corporation's Common Stock, no par value, issued and outstanding immediately prior to the Effective Date (the "Old Common Stock") shall automatically and without any action on the part of the holder thereof be reclassified as and changed, pursuant to a reverse stock split (the "Reverse Stock Split") into a fraction thereof of one-fourth of a share of the Corporation's outstanding Common Stock, no par value (the "New Common Stock"), depending upon a determination by the Board that a Reverse Stock Split is in the best interests of the Corporation and the Shareholders, subject to the treatment of fractional share interests as described below. Each holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Old Common Stock (the "Old Certificates," whether one or more) shall be entitled to receive upon surrender of such Old Certificates to the Corporation's Transfer Agent for cancellation, a certificate or certificates

(the "New Certificates," whether one or more) representing the number of whole shares of the New Common Stock into which and for which the shares of the Old Common Stock formerly represented by such Old Certificates so surrendered, are reclassified under the terms hereof. From and after the Effective Date, Old Certificates shall represent only the right to receive New Certificates pursuant to the provisions hereof. No certificates or scrip representing fractional share interests in New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a shareholder of the Corporation. Any fraction of a share of New Common Stock to which the holder would otherwise be entitled will be adjusted upward to the nearest whole share. If more than one Old Certificate shall be surrendered at one time for the account of the same Shareholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the Corporation's Transfer Agent determines that a holder of Old Certificates has not tendered all his certificates for exchange, the Transfer Agent shall carry forward any fractional share until all certificates of that holder have been presented for exchange such that payment for fractional shares to any one person shall not exceed the value of one share. If any New Certificate is to be issued in a name other than that in which the Old Certificates surrendered for exchange are issued, the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer. From and after the Effective Date the amount of capital represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are reclassified under the terms hereof shall be the same as the amount of capital represented by the shares of Old Common Stock so reclassified, until thereafter reduced or increased in accordance with applicable law."

FOURTH: By written informal action, unanimously taken by the Board of Directors of the Corporation on September 19, 1996, pursuant to and in accordance with Sections 7-108-202 and 7-110-103 of the Colorado Business Corporation Act, the Board of Directors of the Corporation duly adopted and recommended each of the amendments described above to the Corporation's Shareholders for their approval.

FIFTH: Notice having been properly given to the Shareholders in accordance with Sections 7-107-105 and 7-110-103 of the Colorado Business Corporation Act, each of the amendments was adopted by the Shareholders at a meeting of the Shareholders on November 8, 1996. The number of votes cast by each voting group entitled to vote thereon was sufficient for approval by that voting group.

IN WITNESS WHEREOF, Accelr8 Technology Corporation has caused these presents to be signed in its name and on its behalf by Harry J. Fleury, its President, and its corporate seal to be hereunder affixed and attested by Thomas V. Geimer, its Secretary, on this 14 day of November 1996, and its President acknowledges that these Articles of Amendment are the act and deed of Accelr8 Technology Corporation and, under the penalties of perjury, that the matters and facts set forth herein with respect to authorization and approval are true in all material respects to the best of his knowledge, information and belief.

ATTEST: ACCELR8 TECHNOLOGY CORPORATION

By: [signature]
Thomas V. Geimer, Secretary

By: [signature]
Harry J. Fleury, President

961150234 C $25.00
SECRETARY OF STATE
11-18-96 15:36

ARTICLES OF AMENDMENT OF THE ARTICLES OF INCORPORATION OF ACCELR8 TECHNOLOGY CORPORATION

FIRST: The name of the Corporation is Accelr8 Technology Corporation.

SECOND: Immediately upon the effectiveness of this amendment to the Corporation's Articles of Incorporation pursuant to the Colorado Business Corporation Act (the "Effective Time"), the number of authorized shares of Common Stock shall be increased from 12,000,000 no par value common shares to 14,000,000 no par value common shares. This Amendment shall not affect the outstanding and issued shares of Common Stock in any way. This amendment authorizes the officers of the Corporation to increase the stated capital of the Corporation to reflect the change in outstanding shares of the Corporation.

This amendment shall be effectuated by striking in its entirety Subsection 1 of Article V and by substituting in lieu thereof the following:

1. Authorized Shares. The aggregate number of shares which the Corporation shall have authority to issue is Fourteen million (14,000,000) shares of common stock, each having no par value, which shares shall be designated "Common Stock".

THIRD: By written informal action, unanimously taken by the Board of Directors of the Corporation effective the 2nd day of November, 2006, pursuant to and in accordance with Sections 7-108-202 and 7-110-103 of the Colorado Business Corporation Act, the Board of Directors of the Corporation duly adopted and recommended the amendment described above to the Corporation's Shareholders for their approval.

FOURTH: Notice having been properly given to the Shareholders in accordance with Sections 7-107-105 and 7-110-103 of the Colorado Revised Statutes, at a meeting of Shareholders held on December 13, 2006, the number of votes cast for the amendment by the each voting group entitled to vote on the amendment was sufficient for approval by that voting group.

IN WITNESS WHEREOF, Accelr8 Technology Corporation has caused this amendment of its the Articles of Incorporation to be signed in its name and on its behalf by David Howson, its President, and its corporate seal to be hereunder affixed and attested by Thomas V. Geimer, its Secretary, on this 15th day of December 2006, and its President acknowledges that these Articles of Amendment are the act and deed of Accelr8 Technology Corporation and, under the penalties of perjury, that the matters and facts set forth herein with respect to authorization and approval are true in all material respects to the best of his knowledge, information and belief.

ATTEST: ACCELR8 TECHNOLOGY CORPORATION

By: ____________________
Thomas V. Geimer, Secretary

By: ____________________
David Howson, President

ARTICLES OF AMENDMENT OF THE ARTICLES OF INCORPORATION OF ACCELR8 TECHNOLOGY CORPORATION

FIRST: The name of the Corporation is Accelr8 Technology Corporation.

SECOND: Immediately upon the effectiveness of this amendment to the Corporation's Articles of Incorporation pursuant to the Colorado Business Corporation Act (the "Effective Time"), the number of authorized shares of Common Stock shall be increased from 14,000,000 no par value common shares to 19,000,000 no par value common shares. This Amendment shall not affect the outstanding and issued shares of Common Stock in any way. This amendment authorizes the officers of the Corporation to increase the stated capital of the Corporation to reflect the change in outstanding shares of the Corporation.

This amendment shall be effectuated by striking in its entirety Subsection 1 of Article V and by substituting in lieu thereof the following:

1. Authorized Shares. The aggregate number of shares which the Corporation shall have authority to issue is Nineteen million (19,000,000) shares of common stock, each having no par value, which shares shall be designated "Common Stock".

THIRD: By written informal action, unanimously taken by the Board of Directors of the Corporation effective the 22nd day of October 2010, pursuant to and in accordance with Sections 7-108-202 and 7-110-103 of the Colorado Business Corporation Act, the Board of Directors of the Corporation duly adopted and recommended the amendment described above to the Corporation's Shareholders for their approval.

FOURTH: Notice having been properly given to the Shareholders in accordance with Sections 7-107-105 and 7-110-103, at a meeting of Shareholders held on December 14, 2010, the number of votes cast for the amendment by the each voting group entitled to vote on the amendment was sufficient for approval by that voting group.

IN WITNESS WHEREOF, Accelr8 Technology Corporation has caused this amendment of its the Articles of Incorporation to be signed in its name and on its behalf by David Howson, its President, and its corporate seal to be hereunder affixed and attested by Thomas V. Geimer, its Secretary, on this 14th day of December 2010, and its President acknowledges that these Articles of Amendment are the act and deed of Accelr8 Technology Corporation and, under the penalties of perjury, that the matters and facts set forth herein with respect to authorization and approval are true in all material respects to the best of his knowledge, information and belief.

ATTEST: ACCELR8 TECHNOLOGY CORPORATION

By: ______________________
Thomas V. Geimer, Secretary

By: ______________________
David Howson, President